                                   EXHIBIT 20



                                FERRO CORPORATION

                           Consolidated Balance Sheets
             As of March 31, 1996 (Unaudited) and December 31, 1995

                        Consolidated Statements of Income
                           For the Three Months Ended
                       March 31, 1996 and 1995 (Unaudited)

                      Consolidated Statements of Cash Flows
                           For the Three Months Ended
                       March 31, 1996 and 1995 (Unaudited)



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CONSOLIDATED BALANCE SHEET
FERRO CORPORATION AND SUBSIDIARIES
MARCH 31, 1996 AND DECEMBER 31, 1995


                                                                       (Dollars in Thousands)
                                                                 (Unaudited)           (Audited)
ASSETS                                                              1996                 1995
======
                                                               ===============      ===============
Current Assets:
     Cash and Cash Equivalents                                         $7,558              $16,695
     Net Receivables                                                  239,951              230,742
     Inventories                                                      157,874              155,253
     Other Current Assets                                              35,280               29,676
                                                               ---------------      ---------------

        Total Current Assets                                         $440,663             $432,366

Investments in Affiliated Companies                                     7,671                7,622
Unamortized Excess of Cost Over Net Assets Acquired                    94,961               95,553
Other Assets                                                           32,457               33,119
Net Plant & Equipment                                                 300,957              307,288
                                                               ---------------      ---------------
                                                                     $876,709             $875,948
                                                               ===============      ===============


LIABILITIES
===========

Current Liabilities:
     Notes and Loans Payable                                          $25,933              $35,587
     Accounts Payable, Trade                                          128,455              115,889
     Income Taxes                                                      15,087               10,870
     Accrued Payrolls                                                  15,798               16,718
     Accrued Expenses and Other Current Liabilities                    79,210               78,244
                                                               ---------------      ---------------

        Total Current Liabilities                                    $264,483             $257,308

Long - Term Debt                                                      105,218              104,910
ESOP Loan Guarantee                                                    28,332               30,470
Deferred Income Taxes                                                  21,539               21,380
Postretirement Liabilities                                             44,003               43,570
Other Liabilities                                                      30,701               36,160
Shareholders' Equity                                                  382,433              382,150
                                                               ---------------      ---------------
                                                                     $876,709             $875,948
                                                               ===============      ===============

CONSOLIDATED STATEMENTS OF INCOME
FERRO CORPORATION AND SUBSIDIARIES


                                                                                   Three Months Ended
                                                                                        March  31
                                                                            (Unaudited)          (Unaudited)
(Dollars in Thousands)                                                          1996                 1995
==============================================================================================================
Segment Sales
      Coatings, Colors, and Ceramics                                            $195,488             $202,819
      Plastics                                                                    63,636               75,478
      Chemicals                                                                   89,060               64,650
                                                                        -----------------    -----------------
Total Net Sales                                                                 $348,184             $342,947

Cost of Sales                                                                    262,925              257,215
Selling, Administrative and General Expenses                                      58,768               60,735
                                                                        -----------------    -----------------
      Operating Income                                                            26,491               24,997

Interest Expense                                                                   3,322                3,076
Net Foreign Currency (Gain) Loss                                                    (267)                 143
Other (Income) Expense - Net                                                       2,052                  375
                                                                        -----------------    -----------------
      Income Before Taxes                                                         21,384               21,403
Taxes on Income                                                                    8,233                8,307
                                                                        -----------------    -----------------

Net Income                                                                        13,151               13,096

Dividend on Preferred Stock, Net of Tax                                              931                  911
                                                                        -----------------    -----------------

Net Income Available to Common Shareholders                                      $12,220              $12,185
                                                                        =================    =================

Per Common Share Data:
      Primary Earnings                                                             $0.45                $0.44
      Fully Diluted Earnings                                                       $0.43                $0.41

Shares Outstanding:
      Average Outstanding                                                     26,934,790           27,985,977
      Average Fully Diluted                                                   29,449,994           30,458,096
      Actual End of Period                                                    26,676,272           27,815,359

==============================================================================================================

Consolidated Statements of Cash Flows
Ferro Corporation and Subsidiaries

                                                                                        Three Months Ended
                                                                                             March 31
                                                                                 (Unaudited)          (Unaudited)
(Dollars in Thousands)                                                              1996                 1995
==================================================================================================================

Net Cash Provided from Operating Activities                                          $27,143              $20,050

Cash Flow from Investing Activities:
     Capital Expenditures for Plant and Equipment                                    (12,048)             (13,540)
     Acquisition of Companies, net of cash acquired                                   (5,500)                   0
     Proceeds From Divestitures                                                            0                  928
     Change in Restricted Deposits                                                         0                  368
     Other Investing Activities                                                          437                  282
- ------------------------------------------------------------------------------------------------------------------
Net Cash (Used for) Provided by Investing Activities                                 (17,111)             (11,962)

Cash Flow from Financing Activities:
     Net Borrowings (Repayments) Under Short-Term Lines                               (7,707)               6,248
     Proceeds from Long-Term Debt                                                      1,615                    0

     Purchase of Treasury Stock                                                       (8,795)                (588)
     Cash Dividend Paid                                                               (4,751)              (4,896)
     Other Financing Activities                                                          504                  146
- ------------------------------------------------------------------------------------------------------------------
Net Cash (Used for) Provided by Financing Activities                                 (19,134)                 910
Effect of Exchange Rate Changes on Cash                                                  (35)                 (90)
- ------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Cash and Cash Equivalents                                      (9,137)               8,908
Cash and Cash Equivalents at Beginning of Period                                      16,695               19,822
- ------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Period                                            $7,558              $28,730
==================================================================================================================
Cash Paid During the Period for:
     Interest                                                                         $1,245                 $854
     Income Taxes                                                                     $4,569               $3,794
==================================================================================================================